Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Hartford Creative Group, Inc.:

We hereby consent to the incorporation by reference of our report, dated October 15, 2025, included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1/A (No. 333-285158), relating to the consolidated financial statements of Hartford Creative Group, Inc.

We further consent to the reference to our firm under the heading “Experts” in the Registration Statement.

Rowland Heights, California

November 20, 2025